As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN COMMUNITIES, INC.

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland (Sun Communities, Inc.) Michigan (Sun Communities Operating Limited Partnership)	38-2730780 38-3144240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27777 Franklin Road

Suite 300

Southfield, Michigan 48034

(248) 208-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary A. Shiffman

Chief Executive Officer

27777 Franklin Road

Suite 300

Southfield, Michigan 48034

(248) 208-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Matthew Murphy, Esq.

Taft Stettinius & Hollister LLP

27777 Franklin Road

Suite 2500

Southfield, Michigan 48034

(248) 351-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Sun Communities, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

Sun Communities Operating Limited Partnership

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

SUN COMMUNITIES, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees Of Debt Securities Of Sun Communities Operating Limited Partnership

Units

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

Debt Securities

Guarantees Of Debt Securities Of Sun Communities, Inc.

Units

Sun Communities, Inc. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase preferred stock or common stock;

•	debt securities; or

•	guarantees of debt securities of Sun Communities Operating Limited Partnership.

Sun Communities, Inc. may also from time to time offer units consisting of two or more of the foregoing constituent securities.

Sun Communities Operating Limited Partnership, referred to herein as the Operating Partnership, may from time to time offer, in one or more series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities; or

•	guarantees of debt securities of Sun Communities, Inc.

Sun Communities, Inc. and the Operating Partnership may also from time to time offer units consisting of debt of the Operating Partnership and one or more of our shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

References to the common stock, preferred stock, warrants, debt securities, guarantees and units registered hereunder are referred to collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Common Stock – Restrictions on Ownership” beginning on page 9 of this prospectus.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SUI.” The last reported sale price of the common stock as reported on the NYSE on March 28, 2024 was $128.58 per share.

Investing in our securities involves risks. Before investing in our securities, you should read carefully the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this process, we may sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should read this prospectus and any accompanying prospectus supplement to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the section labelled “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, Sun Home Services, Inc., a Michigan corporation, or SHS, Safe Harbor Marinas, LLC, a Delaware limited liability company, or Safe Harbor, and the entities through which we operate our holiday park business in the United Kingdom, or Park Holidays.

INFORMATION ABOUT SUN COMMUNITIES, INC.

We are a fully integrated real estate investment trust, or REIT. We own manufactured housing, or MH, and recreational vehicle, or RV, communities and marinas in the United States, the United Kingdom and Canada. We self-administer, self-manage, and operate or hold an interest in the majority of our properties. A select number of our communities are operated by independent third-party contractors on our behalf under management agreements, and others are operated by lessees pursuant to ground lease arrangements. Together with our affiliates and predecessors, we have been in the business of operating, acquiring, developing and expanding MH and RV communities since 1975 and marinas since 2020. We lease individual parcels of land, or sites, with utility access for the placement of manufactured homes and RVs to our MH and RV customers. Our MH communities are designed to offer affordable housing to individuals and families, while also providing certain amenities. In the United Kingdom, our MH communities are referred to as “holiday parks” and are located predominantly at irreplaceable seaside locations in the south of England. Our RV communities are designed to offer affordable vacation opportunities to individuals and families complemented by a diverse selection of high-quality amenities. The majority of our marinas are concentrated in coastal regions. Our marinas offer wet slip and dry storage space leases, end-to-end service (such as routine maintenance, repair and winterization), fuel sales and other high-end amenities. These services and amenities offer convenience and resort-quality experiences to our members and guests.

As of December 31, 2023, we owned and operated, directly or indirectly, or had an interest in, a portfolio of 667 developed properties located in the United States, the United Kingdom and Canada, including 353 MH communities, 179 RV communities, and 135 marinas. As of December 31, 2023, the properties contained an aggregate of 227,340 developed sites comprised of 118,430 developed MH sites, 32,390 annual RV sites (inclusive of both annual and seasonal usage rights), 28,490 transient sites, and 48,030 wet slips and dry storage spaces. Additionally, we own or control land to support developing and expanding nearly 17,980 additional MH and RV sites suitable for development.

Through SHS, a taxable REIT subsidiary, we market, sell and lease new and pre-owned homes to current and future residents in our MH communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Sun is a REIT and the sole general partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we generally have the power to manage and have complete control over the conduct of the Operating Partnership’s affairs and all decisions or actions made or taken by us as the general partner pursuant to the partnership agreement are generally binding upon all of the partners and the Operating Partnership. The Operating Partnership is structured as an umbrella partnership REIT, or UPREIT. We conduct substantially all of our operations through the Operating Partnership, which, directly or indirectly through other subsidiaries, owns substantially all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the federal tax rules and regulations applicable to REITs, and to acquire properties in transactions that defer some or all of the sellers’ tax consequences. We have formed taxable REIT subsidiaries to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing, and other services to current and prospective tenants of our properties. Currently, all of our United Kingdom operations are conducted through taxable REIT subsidiaries.

Under the partnership agreement, the Operating Partnership is structured to make distributions with respect to certain of the Operating Partnership units at the same time that distributions are made to our common shareholders. The interests in the Operating Partnership held by the partners are referred to herein as OP Units. The Operating Partnership is structured to permit limited partners holding certain classes or series of OP Units to exchange those OP Units for shares of our common stock (in a taxable transaction) and achieve liquidity for their investment. As of December 31, 2023, we owned 95.4% of the OP Units in the Operating Partnership.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993, and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 300, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. We also have principal offices in Dallas, Texas, and in Bexhill-on-Sea, East Sussex, United Kingdom. We have regional property management offices throughout the United States. We employed an aggregate of 6,780 full and part time employees as of December 31, 2023.

Our website address is www.suninc.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. In addition to the information presented in this prospectus and any applicable prospectus supplement and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and incorporated by reference herein, and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus and any applicable prospectus supplement, you should consider carefully any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement before deciding to purchase any securities offered pursuant to this prospectus. Additional risks and uncertainties not known to us or that we deem immaterial at present or as of the date of any applicable prospectus supplement may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock or the value of our other securities could decline, and you may lose all or part of your investment in our securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward- Looking Statements.”

GUARANTOR DISCLOSURES

Sun Communities, Inc. may guarantee debt securities of the Operating Partnership as described in “Description of Debt Securities” and “Description of Guarantees of Debt Securities.” Any such guarantees by Sun Communities, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities.

Under Rule 3-10 of Regulation S-X, as amended, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi)(A) of Regulation S-X, the Company has excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership and Sun are not materially different than the corresponding amounts in Sun’s consolidated financial statements, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus and the documents incorporated by reference herein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus and the documents incorporated by reference herein. These risks and uncertainties and other factors may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2023, and other filings we make with the SEC from time to time, such risks and uncertainties and other factors include but are not limited to:

•	changes in general economic conditions, including inflation, deflation and energy costs, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities and our unsecured notes;

•	availability of capital;

•	outbreaks of disease and related restrictions on business operations;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and Pound sterling;

•	our ability to maintain rental rates and occupancy levels;

•	our ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	our remediation plan and our ability to remediate the material weakness in our internal control over financial reporting;

•	expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our ability to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus and the documents incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership, which will use the net proceeds for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio, and to fund possible future acquisitions. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 380,000,000 shares of capital stock, of which 360,000,000 shares are common stock, par value $0.01 per share. As of December 31, 2023, we had 124,436,432 shares of common stock issued and outstanding.

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or preferred stock or upon the exercise of the warrants we issue. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Subject to the preferential rights of any other class or series of stock, holders of our common stock are entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of distributions on the common stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay distributions on outstanding shares of any class or series of our preferred stock and the rights and preferences of the common stock may be modified by or subordinated to the rights and preferences of classes or series of preferred stock designated in the future. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of Sun, holders of common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Sun and the preferential amounts owing with respect to any outstanding preferred stock or senior debt securities.

The common stock has ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of common stock do not have cumulative voting rights in the election of directors. Upon receipt by us of lawful payment therefor, any shares of common stock offered and sold hereunder will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described below and in our charter) as necessary to preserve our status as a REIT. A shareholder of Sun has no preemptive rights to subscribe for additional shares of common stock or other securities of Sun except as may be granted by the board of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or consolidation unless advised by the board of directors and approved by the affirmative vote of shareholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in such situations.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give written notice to us of the proposed transfer and must furnish to us a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the board of directors and must comply with such other conditions as the board of directors may direct, which may include the provision of affidavits, undertakings, agreements, and other information as the board of directors may require, such notice to be provided no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Sun to attempt to qualify or to continue to qualify as a REIT and revokes or otherwise terminates Sun’s REIT election. Any transfer of shares of common stock that would: (i) create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit; (ii) result in the shares of capital stock being owned by fewer than 100 persons; or (iii) result in Sun being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.

Our charter excludes Milton M. Shiffman, Gary A. Shiffman and Robert B. Bayer; trustees, personal representatives, attorneys-in-fact and other representatives and agents to the extent acting for them or their respective estates and certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of capital stock through the redemption of OP Units, through our equity incentive plans, from other shareholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of common and/or preferred stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Stock,” which will be deemed to have been transferred to Sun as trustee of a trust for the exclusive benefit of the person or persons to whom the Excess Stock may later be transferred, until such time as the intended transferee retransfers the Excess Stock. Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person who may hold such shares of Excess Stock at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the shares of Excess Stock will automatically be exchanged for the shares of Sun capital stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by Sun. The purchase price of any shares of Excess Stock shall be equal to the lesser of the price paid for the shares by the intended transferee and the market value of Sun’s common or preferred stock, as applicable, in which shall be equal to the closing sales price for the common or preferred stock (as the case may be), if then traded on the NYSE, the last reported sales price for the stock on any exchange or quotation system over which our common stock may be traded, or, if the stock is not traded on any exchange or quotation system, the market value as determined by the board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Sun. Holders of shares of Excess Stock are not entitled to distributions, voting rights, and other benefits with respect to such shares except the right to payment of the purchase price for the shares of stock or the transfer of the shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to our discovery that such shares have been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court, then the intended transferee of any Excess Stock may be deemed, at Sun’s option, to have acted as an agent of Sun in acquiring such Excess Stock and to hold such Excess Stock on behalf of Sun.

All certificates representing shares of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number of shares or value of our outstanding common stock and preferred stock must give a written notice to us containing the information specified in our charter by January 31 of each year. In addition, each shareholder must also disclose to us such additional information as Sun may reasonably request in order to determine the effect, if any, of such persons’ ownership of our common stock or preferred stock on our status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of any new series of preferred stock to which any future prospectus supplement may relate. Certain other terms of any new series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any future prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter (including any amendment or supplement relating to each series of the preferred stock) which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus relates at or prior to the time of the issuance of such series of preferred stock.

General

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2023, no shares of preferred stock were issued and outstanding.

Under our charter, the board of directors (without any shareholder action) may from time to time establish and issue one or more series of preferred stock with such terms, preferences, conversion, other rights and voting powers of the shares of such series and the qualifications, limitations as to dividends or other distributions, or restrictions thereon, as the board of directors shall determine.

Any new series of preferred stock shall have the distribution, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including: (i) the designation and stated value per share of such preferred stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such preferred stock will be issued; (iv) the distribution rate (or method of calculation), the dates on which distributions shall be payable and the dates from which distributions shall commence to accumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, distribution, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions. Any shares of preferred stock offered and sold hereunder will, when issued for lawful consideration, be fully paid and nonassessable and, unless otherwise determined by the board of directors and set forth in a supplement to our charter, will have no preemptive rights.

Restrictions on Ownership

See “Description of Common Stock—Restrictions on Ownership” for a discussion of the restrictions on capital stock (common stock and preferred stock) ownership necessary for Sun to qualify as a REIT under the Code.

Issuances of New Series of Preferred Stock

Rank

Unless otherwise specified in the applicable prospectus supplement, any new series of preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Sun, rank (i) senior to all classes or series of common stock and to all equity securities ranking junior to such series of preferred stock; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with such series of preferred stock; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such series of preferred stock. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Distributions

Holders of shares of any new series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash distributions at such rates and on such dates as will be set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Distributions on any new series of preferred stock may be cumulative or non cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a distribution payable on a distribution payment date on any series of the preferred stock for which distributions are noncumulative, then the holders of such series of the preferred stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date. Distributions on shares of each series of preferred stock for which distributions are cumulative will accrue from the date on which we issue shares of such series.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as shares of any such series of preferred stock shall be outstanding, we may not declare or pay any distributions, make a distribution, or purchase, acquire, redeem, pay monies to the holders of in respect of, or set aside or make funds available for a sinking or other analogous fund for the purchase or redemption of, any shares of our common stock or any other stock ranking as to distributions or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as junior stock), unless (i) full distributions (including if such preferred stock is cumulative, distributions for prior distribution periods) shall have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock (other than junior stock) and (ii) all sinking or other analogous fund payments and amounts for the repurchase or other mandatory retirement of any shares of preferred stock of such series or any shares of any other of our preferred stock of any class or series (other than junior stock) have been paid or duly provided for.

Unless otherwise provided in the applicable prospectus supplement, we expect that any distribution payment made on shares of a new series of preferred stock will first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

A new series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

The prospectus supplement relating to a new series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred stock does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as any distributions on shares of such preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Unless otherwise provided in the applicable prospectus supplement, we also expect that the terms of any new series of preferred stock will provide that (i) in the event that fewer than all of the outstanding shares of the new series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable and (ii) from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid distributions, if any), distributions shall cease to accumulate on the shares of such preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid distributions, if any) shall cease.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sun, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of such new series of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders, subject to the liquidation preference rights of any series of preferred stock ranking senior to such new series of preferred stock, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, we expect that, unless otherwise provided in the applicable prospectus supplement, the holders of any new series of preferred stock will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with such series of preferred stock in the distribution of assets, we expect the terms of such preferred stock will provide that the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled unless otherwise provided in the applicable prospectus supplement.

Subject to the liquidation preference rights of any series of preferred stock ranking senior to the applicable series of preferred stock upon liquidation, if liquidating distributions shall have been made in full to all holders of shares of a new series of preferred stock, we expect that our remaining assets will be distributed among the holders of junior stock according to their respective rights and preferences.

Voting Rights

Except as indicated below or in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, we expect that holders of a new series of preferred stock will not be entitled to vote for any purpose.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that so long as any shares of a new series of preferred stock remain outstanding, the consent or the affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the preferred stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary: (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares ranking prior to the preferred stock of such series as to distributions, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the preferred stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the preferred stock. We also expect that in case any series of the preferred stock would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Stock which will be similarly affected, the holders of such series of preferred stock will be entitled to vote as a class, and we will not take such action without the consent or affirmative vote, as above provided, of at least 66-2/3% of the total number of votes entitled to be cast with respect to each such series of the preferred stock and the Other Preferred Stock then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required unless otherwise provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we also expect that with respect to any matter as to which any new series of preferred stock is entitled to vote, holders of the preferred stock of such series and any other series of our preferred stock ranking on a parity with such series of the preferred stock as to distributions and distributions of assets and which by its terms provides for similar voting rights, or the Other Preferred Stock, will be entitled to cast the number of votes set forth in the prospectus supplement with respect to that series of preferred stock. As a result of the provisions described in the preceding paragraph providing that the holders of shares of a series of the preferred stock may vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that, in such a case, the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of preferred stock, including the creation of a class of capital stock ranking prior to such series of preferred stock as to distributions, voting or distribution of assets.

Conversion Rights

The terms and conditions, if any, upon which shares of any new series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or our option, the events requiring an adjustment of the conversion price and provisions affecting conversion.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any new series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

As used in this description, the words “we,” “us” and “our” refer to the issuer of debt securities, which may be Sun Communities, Inc. or Sun Communities Operating Limited Partnership, and not to any of their respective subsidiaries or affiliates.

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and UMB Bank, N.A., as trustee. Senior debt securities of Sun Communities, Inc. will be issued under a senior indenture to be dated as of a date on or prior to the first issuance of senior debt securities of Sun Communities, Inc. and senior debt securities of Sun Communities Operating Limited Partnership will be issued under the senior indenture, dated June 28, 2021, by and between Sun Communities Operating Limited Partnership and UMB Bank, N.A., as trustee. Subordinated debt securities of each of Sun Communities, Inc. and Sun Communities Operating Limited Partnership will be issued under a subordinated indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities. Together, the senior indentures and the subordinated indentures are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

Under each of the indentures, we may issue debt securities in one or more series.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture for senior debt securities of Sun Communities, Inc. was filed as an exhibit to the registration statement on Form S-3 dated April 2, 2021, and the senior indenture for senior debt securities of Sun Communities Operating Limited Partnership was filed as an exhibit to Sun Communities, Inc.’s Current Report on Form 8-K filed on June 28, 2021. Forms of subordinated indentures of subordinated debt securities of each of Sun Communities, Inc. and Sun Communities Operating Limited Partnership were filed as exhibits to the registration statement on Form S-3 dated April 2, 2021. The indentures are incorporated by reference to the registration statement of which this prospectus forms a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally in right of payment with all of our other existing and future senior unsubordinated debt. The subordinated debt securities will have a junior position to all of our existing and future senior unsubordinated debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title, type and denominations of the debt securities;

•	whether the debt securities will be guaranteed:

•	whether the debt securities will be senior debt securities or subordinated debt securities, and, if applicable, the subordination provisions;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods and the price or prices at which and the terms and conditions upon which the debt securities may be redeemed at the option of the Company;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any one or more guarantors, then payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such guarantor or guarantors. The guarantee of senior debt securities will rank equally in right of payment with all of the senior unsubordinated indebtedness of such guarantor or guarantors.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any one or more guarantors, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such guarantor or guarantors. The guarantee by any guarantor of the subordinated debt securities will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Furthermore, to the extent material, we will set forth in the prospectus supplement relating to any series of debt securities any covenants applicable to such series of debt securities that are in addition to or supplement, modify or replace the covenants set forth in the applicable indenture.

Mergers and Sale of Assets

Each of the indentures will provide that we may not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	immediately after giving effect to such transaction, we or the successor will not be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indentures and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the guarantees thereof, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series, and/or to cause any of our corporate subsidiaries to become a co-issuer of the debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities or guarantee issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities of any series outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to such debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture with respect to the outstanding debt securities of any series, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default with respect to such debt securities. In addition, in the event Covenant Defeasance with respect to the debt securities of any series occurs in accordance with the applicable indenture, any defeasible event of default with respect to such debt securities will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of debt securities:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default with respect to such series of debt securities shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect with respect to the debt securities of any series (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) and the trustee, upon our request and at our expense, shall execute proper instruments acknowledging satisfaction and discharge of such indenture with respect to such debt securities, when:

(1) either (a) all of such debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on such debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us with respect to such debt securities; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Incorporators, Unitholders, Shareholders, Partners, Members, Managers, Directors, Officers and Employees

No incorporator, unitholder, shareholder, partner, member, manager, director, officer or employee of us or any guarantor, as such, shall have any liability for any of our obligations or those of any guarantor under the debt securities, the indentures or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

UMB Bank, N.A. is the trustee under the senior indenture for senior debt securities of Sun Communities Operating Limited Partnership and will be the trustee under the senior indenture for senior debt securities of Sun Communities, Inc. and the subordinated indentures for subordinated debt securities of each of Sun Communities, Inc. and Sun Communities Operating Limited Partnership. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Sun Communities Operating Limited Partnership may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to debt securities offered by Sun Communities, Inc. in any prospectus supplement, and Sun Communities, Inc. may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to debt securities offered by Sun Communities Operating Limited Partnership in any prospectus supplement.

Each guarantee by a guarantor of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor. Each guarantee by a guarantor of the subordinated debt securities will be subordinated in right of payment to all such guarantor’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of any guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the type and number of securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of any material United States federal income tax considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any distribution payments or voting rights as to which holders of the shares of common stock or shares of preferred stock purchasable upon such exercise may be entitled.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS

As used in this description, the words “we,” “us” and “our” refer to the issuer(s) of the units, which may be Sun Communities, Inc. or both Sun Communities, Inc. and the Operating Partnership, and not to any of their respective subsidiaries or affiliates.

Sun Communities, Inc. may from time to time offer units consisting of any combination of its shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

Sun Communities, Inc. and the Operating Partnership may from time to time offer units consisting of debt securities of the Operating Partnership and one or more of Sun Communities, Inc.’s shares of common stock, shares of preferred stock, debt securities of the Company and warrants.

These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of our UPREIT structure and the material provisions in the partnership agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement itself and its material amendments, copies of which are filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

In 1993, the Operating Partnership was formed and we contributed our net assets to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership and the majority of all of the Operating Partnership’s initial capital. We substantially conduct our operations through the Operating Partnership. The Operating Partnership owns, either directly or indirectly through other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the Federal tax rules and regulations applicable to REITs, and to acquire manufactured housing communities in transactions that defer some or all of the sellers’ tax consequences. The financial results of the Operating Partnership and our other subsidiaries are consolidated in our consolidated financial statements. The financial results include certain activities that do not necessarily qualify as REIT activities under the Code. We have formed taxable REIT subsidiaries, as defined in the Code, to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing and other services to current and prospective tenants of our properties.

Under the partnership agreement, the Operating Partnership is structured to make distributions with respect to the OP Units. The Operating Partnership is structured to permit limited partners holding certain classes or series of OP Units to exchange those OP Units for shares of our common stock (in a taxable transaction) and achieve liquidity for their investment.

As the sole general partner of the Operating Partnership, we generally have the power to manage and have complete control over the conduct of the Operating Partnership’s affairs and all decisions or actions made or taken by us as the general partner pursuant to the partnership agreement are generally binding upon all of the partners and the Operating Partnership.

Classes and Series of OP Units

We do not own all of the OP Units. The following table sets forth:

•	the various series of OP Units and the number of units of each series outstanding as of December 31, 2023;

•

the relative ranking of the various series of OP Units with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership;

•	the number of shares of our common stock issuable upon the exchange, directly or indirectly, of each OP Unit of the applicable series;

•	the annual distribution rate on each series of OP Units; and

•	information regarding the terms of redemption rights for each series of OP Units, as applicable.

Ranking	Description	OP Units Outstanding at December 31, 2023		Exchange Rate(1)		Annual Distribution Rate(2)	Cash Redemption(3)	Redemption Period
1	Series A-1 preferred OP Units	202,144		2.4390		6.0%	N/A	N/A
2	Series C preferred OP Units	305,848		1.1100		5.0%	N/A	N/A
3	Series D preferred OP Units	488,958		0.8000		4.0%	Holder’s Option	Any time
4	Series E preferred OP Units	80,000		0.6897		5.5%	N/A	N/A
5	Series F preferred OP Units	90,000		0.6250		3.0%	Holder’s Option	Any time after earlier of May 14, 2025 or death of holder
6	Series G preferred OP Units	210,710		0.6452		3.2%	Holder’s Option	Any time after earlier of September 30, 2025 or death of holder
7	Series H preferred OP Units	581,238		0.6098		3.0%	Holder’s Option	Any time after earlier of October 30, 2025 or death of holder
8	Series J preferred OP Units	238,000		0.6061		2.85%	Holder’s Option	During the 30-day period following a change of control of the Company or any time after April 21, 2026
9	Series K preferred OP Units	1,000,000		0.5882	(4)	4.0%	Holder’s Option	Within 60 days after March 23, 2028
10	Series L preferred OP Units	20,000		0.6250	(5)	3.5%	N/A	N/A
11	Series A-3 preferred OP Units	40,268		1.8605		4.5%	N/A	N/A
12	Common OP Units	127,171,415	(8)	1.0		Same distribution rate for common stock and common OP Units	N/A	N/A

(1)

Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places. Holders of OP units generally may exchange them at any time.

(2)	Except for Common OP units, distributions are payable on the issue price of each OP unit, which is $100.00 per unit for all these preferred OP units.
(3)	The redemption price for each OP Unit redeemed will be equal to its issue price plus all accrued but unpaid distributions.
(4)

Each Series K preferred OP unit is exchangeable for 0.5882 common OP units. Each such common OP unit will be exchangeable for one share of our common stock. We have the right to cause the holders of Series K preferred OP units to exchange such units into common OP units at the applicable exchange rate (a) within 60 days after March 23, 2028 or (b) if at any time the trading price of our common stock for each of the preceding 60 trading days is equal to or greater than 120% of the Series K conversion price of $170 (as it may be adjusted under the Operating Partnership’s partnership agreement). If in connection with an exchange pursuant to clause (a) above the recent average price of our common stock (as determined under the Operating Partnership’s partnership agreement) is less than the Series K conversion price, we will be required to make an additional cash payment in respect of each exchanged Series K preferred OP unit equal to the product of (i) the Series K exchange rate and (ii) the difference between such average price and the Series K conversion price.

(5)

Each Series L preferred OP unit is exchangeable for 0.6250 common OP units. Each such common OP unit will be exchangeable for one share of our common stock. We have the right to cause the holders of Series L preferred OP units to exchange such units into common OP units at the applicable exchange rate (a) any time after December 31, 2028 or (b) if at any time the trading price of our common stock for each of the preceding 60 trading days is equal to or greater than 120% of the Series L conversion price of $160 (as it may be adjusted under the Operating Partnership’s partnership agreement). If in connection with an exchange pursuant to clause (a) above the recent average price of our common stock (as determined under the Operating Partnership’s partnership agreement) is less than the Series L conversion price, we will be required to make an additional cash payment in respect of each exchanged Series L preferred OP unit equal to the product of (i) the Series L exchange rate and (ii) the difference between such average price and the Series L conversion price.

(6)	Of the 127,171,415 common OP Units, 124,436,432 or 97.8% were held by us, and 2,734,983 or 2.2% were owned by various limited partners.

The holders of Series A-1 preferred OP Units, Series A-3 preferred OP Units, Series C preferred OP Units, Series D preferred OP Units, Series E preferred OP Units, Series F preferred OP Units, Series G preferred OP Units, Series H preferred OP Units, Series J preferred OP Units, Series K preferred OP Units and Series L preferred OP Units are entitled to receive distributions not less than quarterly. The holders of preferred OP Units generally do not have any voting or consent rights on any matter requiring the consent or approval of the Operating Partnership’s limited partners.

Issuance of Additional OP Units

As the Operating Partnership’s sole general partner, we have the ability to cause the Operating Partnership to issue additional partnership interests in the form of OP Units. These additional OP Units may include any provisions and rights that are preferential to those of common OP Units or other preferred OP Units, subject to the consent rights of the holders of the various classes of the preferred OP Units.

Management Liability and Indemnification

In our capacity as the general partner of the Operating Partnership, we and our directors and officers shall have no liability to the Operating Partnership or its partners for any act or omission, except to the extent the same results from fraud, intentional breach of fiduciary duty or gross negligence. The partnership agreement provides for indemnification of us as general partner and for our directors or officers from and against any losses, judgments, liabilities, expenses and amounts paid in settlement of claims incurred or paid in connection with the Operating Partnership or its business or affairs, unless the same from fraud, intentional breach of fiduciary duty or gross negligence.

Transferability of Interests

The general partner may not transfer its interest in the Operating Partnership. The limited partners generally may not transfer their interests as partners without the written consent of the general partner.

Termination and Liquidating Distributions

The term of the Operating Partnership will continue until the earlier of (i) December 31, 2043, (ii) 120 days after the sale or other disposition of substantially all of the Operating Partnership’s operating assets and distribution of all of its property, or (iii) the general partner’s withdrawal, unless the remaining partners agree within 90 days to continue the Operating partnership with a successor general partner.

Upon the occurrence of any of the foregoing events, and subject to the terms of the partnership agreement, the capital accounts of the holders of the OP Units will be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Operating Partnership’s property, which has not previously been reflected in the partners’ capital accounts, would be allocated among the partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the partners’ capital accounts will be allocated (i) first to the holders of the Series A-1 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue prices of their respective OP Units plus accrued and unpaid preferred distributions on such OP Units; (ii) then to the holders of the Series C preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (iii) then to the holders of the Series D preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (iv) then to the holders of Series E preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (v) then to the holders of Series F preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (vi) then to the holders of Series G preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (vii) then to the holders of Series H preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (viii) then to the holders of Series J preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (ix) then to the holders of Series K preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (x) then to the holders of Series L preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units; (xii) then to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units and (xi) lastly to the common OP Units.

Any resulting decrease in the partners’ capital accounts will be allocated (i) first to the holders of the common OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero; (ii) then to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero; (iii) then to the holders of Series L preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero; (iv) then to the holders of Series K preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero; (v) then to the holders of Series J preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero; (vi) then to the holders of Series H preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero; (vii) then to the holders of Series G preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (viii) then to the holders of Series F preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ix) then to the holders of Series E preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (x) then to the holders of Series D preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (xi) then to the holders of Series C preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (xii) then to the holders of the Series A-1 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, and (xiii) lastly to the General Partner. Liquidating distributions will be made in accordance with the positive capital account balances of the partners, after giving effect to such adjustment and other capital account adjustments for the current year, as provided in the applicable tax regulations.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law, our charter and bylaws and certain indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, and the form of such indemnification agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) (currently one) nor more than 15. Each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

Our bylaws provide that at a meeting of shareholders duly called and at which a quorum is present, a majority of the votes cast for a nominee and votes cast against such nominee shall be required to elect that nominee as a director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which a shareholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for shareholder nominees for director set forth in our bylaws and certain other requirements of our bylaws are satisfied (a “contested election”). Our board of directors or our shareholders could amend our bylaws to alter the vote required in contested elections to be the same as that required in uncontested elections.

If the election of a director nominee requires an approval other than a plurality of the votes cast, it is possible that no nominee would receive the required vote. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to elect directors.

Removal of Directors and Vacancies

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

We have elected to be subject to a provision of Maryland law requiring that vacancies on our board of directors as a result of the death or resignation of a director or an increase in the size of the board of directors may be filled only by a majority of the remaining directors, whether or not sufficient to constitute a quorum, and that any individual elected to fill such a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Vacancies on our board of directors arising as a result of any reason other than the death or resignation of a director or an increase in the size of the board of directors (e.g., removal of a director) may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the board of directors to fill any such vacancy will serve until the next annual meeting of shareholders and until his or her successor is elected and qualifies. In addition, our shareholders may elect a successor to fill a vacancy on the board of directors that results from the removal of a director, in which case such director will serve for the balance of the term of the removed director.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to remove directors and fill vacancies on our board of directors. Also, as long as our directors are elected annually, the provisions regarding directors serving for “the remainder of the full term” or the “balance of the term” means until the next annual meeting of shareholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by shareholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any shareholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a shareholders’ meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors or shareholders may amend or eliminate this provision at any time in the future, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board as a result of an increase in the size of the board of directors or the death, resignation or removal of a director be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by shareholders of a special meeting of shareholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of an increase in the size of the board of directors or the death or resignation of a director. We have not elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of the removal of a director, although we may elect to do so in the future. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already: (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause; and (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws. We have not elected to have a classified board or a majority requirement for the calling of a special meeting of shareholders. In the future, our board of directors may elect, without shareholder approval, to adopt these requirements pursuant to Subtitle 8 or, unrelated to Subtitle 8, we could amend our bylaws to include a majority requirement for the calling by shareholders of a special meeting of shareholders.

Amendments to Our Charter and Bylaws

Other than amendments permitted to be made without shareholder approval under the MGCL, our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Both our board of directors and our shareholders have the power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders will be held each year at a date and time determined by our board of directors. Special meetings of shareholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the shareholders to act on any matter that may properly be considered at a meeting of shareholders must be called by our secretary upon the written request of shareholders entitled to cast at least 10% of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of shareholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a shareholder who was a shareholder of record both at the time the shareholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

•

with respect to special meetings of shareholders, only the business specified in our company’s notice of meeting may be brought before the meeting of shareholders, and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such special meeting, by a shareholder who is a shareholder of record both at the time the shareholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting, and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform shareholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our board of directors the power to disapprove shareholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Proxy Access

Our bylaws permit eligible shareholders to nominate candidates for election to our board of directors and to include such nominees in our proxy statement for any annual meeting of stockholders (the “Proxy Access Bylaw”). The Proxy Access Bylaw may be used by an eligible stockholder, or group of up to 20 eligible stockholders, that has continuously owned at least 3% of the outstanding shares of our common stock, measured as of both the date the proxy access notice is delivered to, or received by, us in accordance with the Proxy Access Bylaw and the record date for determining shareholders entitled to vote at the applicable annual meeting (the “Required Shares”), for at least the three-year period preceding and including the date of submission of the proxy access notice, and that intends to continue to hold the Required Shares for at least one year following the date of the annual meeting, provided that the eligible shareholder(s) and the director nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. The Proxy Access Bylaw further provides that the number of shareholder nominees included in our proxy statement for an annual meeting will not exceed the greater of (i) two directors, or (ii) 20% of the total number of directors on our board of directors as of the last day on which a proxy access notice may be submitted, rounded down to the closest whole number, subject to reduction in the event a director has been elected through proxy access at one of the three immediately preceding annual meetings of the Company’s stockholders and whose reelection at such annual meeting is being recommended by the board of directors.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our shareholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that certain vacancies on our board of directors may be filled only by the remaining directors, for the full term of the class of directors in which the vacancy occurred, the power of our board to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without shareholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and shareholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if the officer or director was adjudged liable to the corporation, or in any other suit if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then, in the latter instance, only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions) to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses to the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions that are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Restrictions on Ownership and Transfer of our Stock

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. For more information regarding these and other restrictions on the ownership and transfer of our stock, see “Description of Common Stock –Restrictions on Ownership” and “Description of Preferred Stock – Restrictions on Ownership.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences regarding our company and the ownership and disposition of shares of our common stock, and, to a lesser extent, shares of our preferred stock, our debt securities and debt securities of the Operating Partnership.

The federal income tax consequences of the ownership and disposition of the securities, depend to a high degree on the specific rights and terms of the securities issued. If we offer such securities, we intend to describe in any prospectus supplement related to the offering of such securities the material U.S. federal income tax consequences relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

Because this is a summary that is intended to address only material United States federal income tax consequences relating to the ownership and disposition of our common stock and, to a lesser extent, shares of our preferred stock, our debt securities and debt securities of the Operating Partnership that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, real estate investment trust, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with holders that hold our securities or debt securities of the Operating Partnership as a “capital asset” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities or debt securities of the Operating Partnership on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final and temporary Treasury regulations, the legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions all of which as currently in effect as of the date of this prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Neither we nor the Operating Partnership have obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of Sun as a REIT

We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

In the opinion of Taft Stettinius & Hollister LLP, commencing with our taxable year which ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation enabled us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters. In addition, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Taft Stettinius & Hollister LLP. Accordingly, no assurance can be given that the actual results of our operations in any particular taxable year will satisfy such requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our shareholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax applicable to corporations.

•

If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure.

•

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties including “redetermined TRS service income.” Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

•	Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

•

We may be required to pay penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders or we elect to preserve REIT qualification in the case of certain inadvertent failures of the REIT rules.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which a REIT election was made. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Sun will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary,” or “TRS,” of Sun is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a TRS can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be non-qualifying income under the gross income tests, if earned by a REIT.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us in the aggregate and our ability to make distributions to our shareholders and may affect our compliance with the gross income tests and asset tests.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest, such as the Operating Partnership, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including: “rents from real property;” gains on the disposition of real estate other than gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code; distributions paid by another REIT; interest on obligations secured by mortgages on real property or on interests in real property; interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property; and some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test; distributions, interest, and gain from the sale or disposition of stock or securities; and gain from the disposition of debt instruments of “publicly offered REITs.”

The term “real estate assets” also includes debt instruments of “publicly offered REITs,” personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”

Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not taint the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have provided and will provide services with respect to our properties. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

We have earned and continue to earn amounts of non-qualifying income. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the gross income tests.

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for not less than two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or, for taxable years beginning after December 18, 2015, (4) the REIT satisfies the requirements of clause (2) applied by substituting “20%” for “10%” and the 3-year average adjusted bases percentage for the taxable year does not exceed 10% or (5) the REIT satisfies the requirements of clause (3) applied by substituting “20%” for “10%” and the 3-year average fair market value percentage for the taxable year does not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income, or a TRS.

We will attempt to comply with the terms of the foregoing safe-harbor in connection with our property sales. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation of Sun as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS (for taxable years beginning after December 31, 2015) debt instruments issued by “publicly offered REITS” or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% (for taxable years beginning after December 31, 2017) of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)

not more than 25% of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITS” in the meaning of real estate assets for the taxable years beginning after December 31, 2015.

Securities for purposes of the asset tests may include debt securities. However, certain debt of an issuer will not count as a security for purposes of the 10% value test, including: (1) debt securities that are “straight debt” as defined in Section 1361 of the Code, as modified by Section 856(m); (2) debt from an issuer who is an individual; or (3) non-straight debt, but only if the REIT possesses an aggregate value of not more than one percent of the value of the issuer’s outstanding securities.

We believe that the aggregate value of securities in our taxable REIT subsidiaries does not exceed 20% of the total value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, 5% and 10% value limitations at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20%, 5% or 10% value limitations results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20%, 5% or 10% value limitations.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation of Sun as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends,” unless we qualify as a “publicly offered REIT.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our shareholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A shareholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure of Sun to Qualify as a REIT

If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “2018 Tax Act”) was signed into law. The 2018 Tax Act reduced the 35% maximum federal corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The 2018 Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be taxable as dividend income. Subject to limitations of the Code, corporate shareholders may be eligible for the dividends-received deduction and non-corporate shareholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Shareholders

When we refer to a United States shareholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

(1)	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

(2)	a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)	an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. shareholder if it held the common stock directly is also a U.S. shareholder. A “non-U.S. shareholder” is a holder that is neither a U.S. shareholder nor a partnership.

Distributions by Sun

So long as we qualify as a REIT, distributions to U.S. shareholders out of our current or accumulated earnings and profits that are not designated as capital gain distributions will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate shareholders. However, for taxable years beginning after December 31, 2017, and before January 1, 2026, pursuant to Section 199A of the Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. shareholder must meet two holding period-related requirements. First, the U.S. shareholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, shareholders of regulated investment companies may also be entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such regulated investment companies. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that the distributions do not exceed the adjusted tax basis of the shareholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. shareholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a distribution in October, November or December of any year with a record date in one of these months and pay the distribution on or before January 31 of the following year, we will be treated as having paid the distribution, and the shareholder will be treated as having received the distribution, on December 31 of the year in which the distribution was declared.

Distributions to a U.S. shareholder that we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. shareholder has held our stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If we designate any portion of a distribution as a capital gain dividend, a U.S. shareholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain.

A U.S. shareholder:

(1)	will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)

will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder’s tax liability on the undistributed capital gain.

A U.S. shareholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 15% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of shares will not be treated as passive activity income, and as a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitation and the 3.8% tax on “net investment income.” A U.S. shareholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. shareholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations. To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the 2018 Tax Act, a REIT’s deduction for any net operating loss carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

The 2018 Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts, commencing in 2018. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income and net operating losses. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The 2018 Tax Act allows a real property trade or business (which would include our operations) to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships).

Sales of Shares

Upon any taxable sale or other disposition of shares, a U.S. shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)	the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the shareholder’s tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Shareholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. shareholder will be subject to tax at a maximum rate of 21% on capital gain from the sale of our company’s shares. In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition. Certain non-corporate U.S. shareholders may also have to pay a 3.8% “net investment tax” on any gain recognized upon the taxable sale of shares, subject to certain adjusted gross income limitations.

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt shareholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt shareholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt shareholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a pension held REIT if it meets the following two tests:

(1)

it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)

either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

U.S. Taxation of Non-U.S. Shareholders

Distributions by Sun

Distributions by us to a non-U.S. shareholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30% (or a lower rate as permitted under an applicable income tax treaty), unless the dividends are treated as effectively connected with the conduct of a U.S. trade or business (and as attributable to a U.S. permanent establishment of the non-U.S. shareholder, if an income tax treaty applies to such non-U.S. shareholder). Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs (or must meet increased requirements to obtain a lower withholding rate). Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. shareholders are taxed with respect to these dividends, and generally will not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. shareholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income), or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. shareholder’s adjusted tax basis in its common stock will be taxable to a non-U.S. shareholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. shareholder in its common stock will reduce the non-U.S. shareholder’s adjusted tax basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. shareholder unless:

(1)

a lower treaty rate applies and the non-U.S. shareholder furnishes us with an Internal Revenue Service Form W-8BEN, or Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

(2)

the non-U.S. shareholder furnishes us with an Internal Revenue Service Form W-8ECI claiming that the distribution is income effectively connected with the conduct of a trade or business within the U.S.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. shareholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)

the investment in the common stock is effectively connected with the non-U.S. shareholder’s U.S. trade or business (and attributable to a U.S. permanent establishment of the non-U.S. shareholder, if an income tax treaty applies to such non-U.S. shareholder) in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a shareholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

(2)

the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year, in which case the nonresident alien individual generally will be subject to a 30% tax on the individual’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. shareholder (even though the individual is not considered a resident of the United States), provided the non-U.S. shareholder has timely filed U.S. federal income tax returns with respect to such losses.

Under FIRPTA, subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. shareholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. shareholders will be taxed on this gain at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation.

Unless you are a qualified shareholder or a qualified foreign pension fund (both as defined below), we will be required to withhold and remit to the Internal Revenue Service 21% of any distributions to you that are attributable to gain from sales or exchanges by us of U.S. real property interest, if you own more than 10% of our common stock. The amount withheld is creditable against the non-U.S. shareholder’s United States federal income tax liability. A non-U.S. shareholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

A non-U.S. shareholder that owns no more than 10% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to federal income tax under FIRPTA with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by us exceeds their actual United States federal income tax liability.

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. Under Treasury regulations, a 30% withholding tax is imposed on payments made with respect to dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Additionally, while this 30% withholding tax would have applied to payments of gross proceeds from the sale or other disposition of our common stock received after December 31, 2018, proposed Treasury regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers may generally rely on these proposed Treasury regulations until final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding this legislation.

Sale of Common Stock

Gain recognized by a non-U.S. shareholder upon the sale or exchange of our common stock generally would not be subject to United States taxation unless:

(1)

the gain is effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain;

(2)

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)	our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. shareholders. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Proposed Treasury regulations treat certain “foreign-owned domestic corporations” as a look-through person for purposes of determining whether a REIT is a “domestically controlled qualified investment entity.”

Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. shareholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period that begins on the same day as the 30-day period described in clause (1) of this sentence. This rule does not apply if the non-U.S. shareholder did not hold more than 5% of our common stock at any time during the one-year period ending on the date of the distribution described above.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. shareholder sells its common stock, our stock sold by such shareholder would not be considered a U.S. real property interest if:

(1)	the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2)

the selling non-U.S. shareholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)	the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect; or

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Shareholders

Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 24% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Sun common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for Sun and Its Shareholders

We and our shareholders may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to shareholders.

Legislative or Other Actions Affecting REITs and Shareholders

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations.

Taxation of Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities or the Operating Partnership’s debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If we or the Operating Partnership issues any debt securities pursuant to this prospectus, we intend to describe in the related prospectus supplement the material United States federal income tax considerations relating to the ownership and disposition of such debt securities, including, if applicable, the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium.

Taxable U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

Generally, this subsection describes the tax consequences to a U.S. debt security holder. You are a U.S. debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Interest. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. A “non-U.S. holder” is a holder that is neither a U.S. holder nor a partnership. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•

such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock (in the case of our debt securities) or 10% or more of the Operating Partnership’s capital or profits (in the case of the Operating Partnership’s debt securities);

•	such non-U.S. holder is not a controlled foreign corporation related to us or the Operating Partnership, as the case may be, through actual or constructive ownership;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) the non-U.S. holder certifies in a statement provided to the applicable withholding agent (i.e., us, the Operating Partnership or a paying agent thereof), under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to the withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides the withholding agent with a copy of such statement, or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides the withholding agent with appropriate certification (as discussed below under “– United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN or W-8BEN-E (or applicable successor forms) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Non-U.S. Holders of Our Debt Securities or the Operating Partnership’s Debt Securities—Interest”) unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “– United States Trade or Business.” A Non-U.S. holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting. A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we or the Operating Partnership, as the case may be, makes to the non-U.S. holder, provided that we or the Operating Partnership, respectively, does not have actual knowledge or reason to know that such non-U.S. holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us or the Operating Partnership, respectively, the statement described above under “– Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our or the Operating Partnership’s, respectively, debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we or the Operating Partnership may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, on a continuous or delayed basis, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement.

In addition to the foregoing, we may issue shares of our common stock to holders of OP Units, and any of their pledgees, donees, transferees, assignees or other successors in interest, in exchange for their OP Units. And as a result, we will acquire additional OP Units in exchange for any such issuances.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters may offer and sell the securities at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and the Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE under the symbol “SUI”). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or the Operating Partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the Operating Partnership in the ordinary course of business.

Sales by Selling Security Holder

The selling security holders, which as used herein includes donees, pledgees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	an underwritten offering;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling security holders may effect such transactions by selling their securities directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire securities for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling security holders and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

In connection with the sale of the securities, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling security holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus or an accompanying prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus and the accompanying prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the accompanying prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. In addition, to the extent applicable, we will make copies of this prospectus and any accompanying prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We may agree to indemnify in certain circumstances the selling security holders against certain liabilities relating to the registration of the shares offered by this prospectus and any accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Taft Stettinius & Hollister LLP, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a partner of Taft Stettinius & Hollister LLP. Certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland. Certain legal matters with respect to the validity of the debt securities and any guarantees of such debt securities will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Additionally, we make these filings available, free of charge, through the “Investors & Media” section of our website at www.suninc.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;

•	The description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April 3, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022);

•

Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January  5, 2024, January  11, 2024, February  16, 2024 (excluding Item 7.01), February  20, 2024 (excluding Item 2.02) and March 21, 2024; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and a part hereof from the date of filing of these documents, and will update, supplement and, where applicable, supersede the information in this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

SUN COMMUNITIES, INC.

Common Stock

Preferred Stock

Warrants

Guarantees Of Debt Securities Of Sun Communities

Operating Limited Partnership

Units

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

Debt Securities

Guarantees Of Debt Securities Of Sun Communities, Inc.

Units

Prospectus

March 29, 2024

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered, all of which will be borne by the registrants.

SEC Registration Fee (1)	$—
Legal Fees and Expenses (2)	$—
Accounting Fees and Expenses (2)	$—
Trustee Fees (2)	$—
Transfer Agent Fees and Expenses (2)	$—
Printing and Other Miscellaneous Fees and Expenses (2)	$—
Rating Agency Fees (2)	$—
Miscellaneous (2)	$—
Total (2)	$—

(1)

Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933. SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time.

(2)

The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Sun Communities, Inc.

Our charter authorizes us to obligate the company to indemnify our present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. Our bylaws obligate us to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the company in those capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding; and (a) was committed in bad faith or, (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except to the extent that: (i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors or officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law.

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions) to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses to the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions that are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Sun Communities Operating Limited Partnership

The partnership agreement of the Operating Partnership also provides for indemnification of Sun Communities, Inc. and its officers and directors to the same extent indemnification is provided to the officers and directors in Sun’s charter, and limits Sun’s liability and the liability of our officers and directors to the Operating Partnership and its respective partners to the same extent the liability of our officers and directors to us and our shareholders is limited under our charter.

Item 16. Exhibits

Exhibit Number	Description	Method of Filing

1.1	Form of Underwriting Agreement	To be filed by amendment or incorporated by reference in connection with the offering of securities

3.1	Sun Communities, Inc. Articles of Restatement	Incorporated by reference to Sun Communities, Inc.’s Annual Report on Form 10-K filed on February 22, 2018

3.2	Sun Communities, Inc. Articles of Amendment	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed on May 19, 2023.

3.3	Fourth Amended and Restated Bylaws	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed on February 21, 2023.

3.4	Restated Certificate of Limited Partnership of Sun Communities Operating Limited Partnership	Filed herewith

3.5	Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated January 31, 2019.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed February 5, 2019

3.6	First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated January 9, 2020.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed January 13, 2020

3.7	Fourth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated May 14, 2020.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed May 18, 2020

3.8	Sixth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated September 30, 2020.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed October 6, 2020

3.9	Seventh Amendment to Agreement of Limited Partnership Agreement of Sun Communities Operating Limited Partnership, dated October, 30, 2020	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed November 5, 2020

3.10	Eighth Amendment to Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated December 31, 2021	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed January 4, 2021

3.11	Ninth Amendment to Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated April 21, 2021	Incorporated by reference to Exhibit 10.1 of Sun Communities Inc.’s Current Report on Form 8-K filed on April 23, 2021

3.12	Eleventh Amendment to Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated March 23, 2023	Incorporated by reference to Exhibit 10.1 to Sun Communities, Inc.’s Current Report on Form 8-K filed on March 27, 2023

Exhibit Number	Description	Method of Filing

3.13	Twelfth Amendment to Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated December 31, 2023	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed January 3, 2024

4.1	Form of certificate evidencing shares of common stock	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

4.2	Form of certificate evidencing shares of preferred stock	To be filed by amendment or incorporated by reference in connection with the offering of securities

4.3	Form of Warrant Agreement and Form of Warrant	To be filed by amendment or incorporated by reference in connection with the offering of securities

4.4	Form of Unit	To be filed by amendment or incorporated by reference in connection with the offering of securities

4.5	Form of Senior Indenture for Debt Securities of Sun Communities, Inc. (including form of senior debt security and form of guaranty agreement)	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form S-3ASR dated April 2, 2021

4.6	Form of Subordinated Indenture for Debt Securities of Sun Communities, Inc. (including form of senior debt security and form of guaranty agreement)	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form S-3ASR dated April 2, 2021

4.7	Indenture, dated as of June 28, 2021 by and between Sun Communities Operating Limited Partnership and UMB Bank, N.A. as Trustee	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed June 28, 2021

4.8	First Supplemental Indenture, dated as of June 28, 2021 by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., and UMB Bank, N.A. as trustee.	Incorporated by reference to Exhibit 4.2 of Sun Communities Inc.’s Current Report on Form 8-K filed on June 28, 2021

4.9	Second Supplemental Indenture, dated as of October 5, 2021 by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., and UMB Bank, N.A. as trustee	Incorporated by reference to Exhibit 4.3 of Sun Communities Inc.’s Current Report on Form 8-K filed on October 5, 2021

4.10	Third Supplemental Indenture, dated as of April 12, 2022 by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., and UMB Bank, N.A. as trustee.	Incorporated by reference to Exhibit 4.2 of Sun Communities Inc.’s Current Report on Form 8-k filed on April 12, 2022

4.11	Fourth Supplemental Indenture, dated as of January 17, 2023 by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc. and UMB Bank., N.A. as trustee.	Incorporated by reference to Exhibit 4.2 of Sun Communities Inc.’s Current Report on Form 8-K filed on January 17, 2023

4.12	Fifth Supplemental Indenture, dated as of January 11, 2024 by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., and UMB Bank, N.A. as trustee.	Incorporated by reference to Exhibit 4.2 of Sun Communities Inc.’s Current Report on Form 8-K filed on January 11, 2024

4.13	Form of Subordinated Indenture for Debt Securities of Sun Communities Operating Limited Partnership (including form of senior debt security and form of guaranty agreement)	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form S-3ASR dated April 2, 2021

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation	Filed herewith

5.2	Opinion of Taft Stettinius & Hollister LLP	Filed herewith

5.3	Opinion of Hunton Andrews Kurth LLP	Filed herewith

8.1	Opinion of Taft Stettinius & Hollister LLP, as to certain tax matters	Filed herewith

23.1	Consent of Grant Thornton LLP	Filed herewith

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Included in Exhibit 5.1

23.3	Consent of Taft Stettinius & Hollister LLP	Included in Exhibits 5.2 and 8.1

23.4	Consent of Hunton Andrews Kurth LLP	Included in Exhibit 5.3

24.1	Powers of Attorney for Sun Communities, Inc.	Incorporated by reference to the signature page hereto

24.2	Powers of Attorney for Sun Communities Operating Limited Partnership	Incorporated by reference to the signature page hereto

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939	Filed herewith

107	Filing Fee Table	Filed herewith

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in this registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that:

(A)

paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SUN COMMUNITIES, INC. SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on March 29, 2024.

SUN COMMUNITIES, INC., a Maryland corporation

By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Financial and Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sun Communities, Inc. hereby constitutes and appoints Gary A. Shiffman and Fernando Castro-Caratini, or either of them, such undersigned’s attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary A. Shiffman Gary A. Shiffman	Chief Executive Officer, President, Chairman of the Board of Directors and Principal Executive Officer	March 29, 2024

/s/ Fernando Castro-Caratini Fernando Castro-Caratini	Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Financial and Accounting Officer	March 29, 2024

/s/ Tonya Allen Tonya Allen	Director	March 29, 2024

/s/ Meghan G. Baivier Meghan G. Baivier	Director	March 29, 2024

/s/ Stephanie W. Bergeron Stephanie W. Bergeron	Director	March 29, 2024

Name	Title	Date

/s/ Jeff T. Blau Jeff T. Blau	Director	March 29, 2024

/s/ Jerry Ehlinger Jerry Ehlinger	Director	March 29, 2024

/s/ Brian Hermelin Brian Hermelin	Director	March 29, 2024

/s/ Ronald A. Klein Ronald A. Klein	Director	March 29, 2024

/s/ Craig A. Leupold Craig A. Leupold	Director	March 29, 2024

/s/ Clunet R. Lewis Clunet R. Lewis	Director	March 29, 2024

/s/ Arthur A. Weiss Arthur A. Weiss	Director	March 29, 2024

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on March 29, 2024.

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP By: SUN COMMUNITIES, INC., its General Partner

By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Financial and Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sun Communities, Inc., the general partner of Sun Communities Operating Limited Partnership, hereby constitutes and appoints Gary A. Shiffman and Fernando Castro-Caratini, or either of them, such undersigned’s attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary A. Shiffman Gary A. Shiffman	Chief Executive Officer, President, Chairman of the Board of Directors and Principal Executive Officer	March 29, 2024

/s/ Fernando Castro-Caratini Fernando Castro-Caratini	Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Financial and Accounting Officer	March 29, 2024

/s/ Tonya Allen Tonya Allen	Director	March 29, 2024

/s/ Meghan G. Baivier Meghan G. Baivier	Director	March 29, 2024

/s/ Stephanie W. Bergeron Stephanie W. Bergeron	Director	March 29, 2024

Name	Title	Date

/s/ Jeff T. Blau Jeff T. Blau	Director	March 29, 2024

/s/ Jerry Ehlinger Jerry Ehlinger	Director	March 29, 2024

/s/ Brian Hermelin Brian Hermelin	Director	March 29, 2024

/s/ Ronald A. Klein Ronald A. Klein	Director	March 29, 2024

/s/ Craig A. Leupold Craig A. Leupold	Director	March 29, 2024

/s/ Clunet R. Lewis Clunet R. Lewis	Director	March 29, 2024

/s/ Arthur A. Weiss Arthur A. Weiss	Director	March 29, 2024